Exhibit 99.2

Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

     I, Alan M. Schnaid, the Principal Accounting Officer of Westin Realty Corp., the General Partner of Westin Hotels Limited Partnership (“WHLP”), certify that (i) the Form 10-Q for the quarter ended March 31, 2003 (the “Form 10-Q1”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q1 fairly presents, in all material respects, the financial condition and results of operations of WHLP.

/s/ Alan M. Schnaid
Alan M. Schnaid
Principal Accounting Officer of Westin Realty Corp., the General Partner of Westin Hotels Limited Partnership

May 8, 2003

A signed copy of this written statement required by Section 906 has been provided to WHLP and will be retained by WHLP and furnished to the Securities and Exchange Commission or its staff upon request.